SUBSCRIPTION AGREEMENT

PROTEC INDUSTRIES, INC.


TO:  PROTEC  INDUSTRIES,  INC.,  "THE  COMPANY",  SELLER


All investors are subject to the provisions of the Subscription Agreement.

1. The undersigned hereby subscribes for the purchase of shares of common stock, @$8.00 per share, of Protec Industries, Inc. (the "Company"), in accordance with the terms and conditions of this Subscription Agreement.

2. This subscription is one of a limited number of such subscriptions for shares of common stock of the Company. The execution of this Subscription Agreement of the undersigned shall constitute an offer by the undersigned to subscribe for common shares of stock in the amount specified below. The Seller, Protec Industries, Inc., shall have the right (in its sole discretion) to reject such offer for any reason whatsoever, or, by executing a copy of this Subscription Agreement, to accept such offer. If such offer is accepted, Protec Industries, Inc. will return an executed copy of this Subscription Agreement to the undersigned, along with a valid share certificate from the Company's transfer agent, First American Stock Transfer, Inc., 706 East Bell Road, Suite 202, Phoenix, Arizona 85022. If this subscription is rejected or if the offering is not consummated for any reason, the undersigned's subscription payment will be returned, uncashed, as soon as practicable following termination of the offering or the date of rejection, as applicable. It is understood that this subscription is not binding on Protec Industries, Inc. unless and until it is accepted by Protec Industries, Inc., as evidenced by its execution of this Subscription Agreement where indicated below.

3. The undersigned hereby makes the following representations and warranties:

     a. The undersigned has been furnished with and has carefully reviewed the prospectus and documents attached thereto.

     b. All information provided to the Protec Industries, Inc. is true and correct and complete in all respects as of the date hereof.

     c. The undersigned is at least twenty-one (21) years of age and sufficient legal capacity to execute this Subscription Agreement.

     d. The undersigned has analyzed and reviewed the information contained in the Company Prospectus contained in the SB-2 Registration Statement and has had an opportunity to ask questions of and receive answers from the Company, or any person or persons acting on its behalf, concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the undersigned.

     e. The undersigned has adequate means of providing for his current needs and possible personal contingencies and has no need for liquidity in this investment, and his overall commitment to investments which are not readily marketable is not disproportionate to his net worth, and his investment in the shares will not cause such overall commitment to become excessive.

     f. The undersigned understands that the shares of common stock have been registered under the Securities Act of 1933, as amended (the "Act") pursuant to the completion of an SB-2 Registration Statement, but not with any state.

     g. The undersigned is acquiring the shares of common stock for his own account for investment purposes only and is not purchasing the subject shares for an undisclosed third party.

     h. If the undersigned is a corporation, partnership, trust, or other entity, it represents:

          (i) It is duly organized, validly existing, and in good standing under the laws of the United States of America, or elsewhere, and has all of the requisite power and authority to invest in the shares as provided herein.

          (ii) Such investment does not result in any violation of, or conflict with, any term of the charter or bylaws of the undersigned or any instrument to which it is bound or any law or regulation applicable to it.

          (iii) Such investment has been duly authorized by all the necessary action on behalf of the undersigned.

          (iv) This Subscription Agreement has been duly executed and delivered on behalf of the undersigned and constitutes a legal, valid and binding agreement of the undersigned.

     The foregoing representations and warranties shall be true and accurate as of the date hereof and as of the date of delivery of the purchase price to Protec Industries, Inc., and shall survive such delivery period.

4.  Miscellaneous

     a. This Agreement, any amendments or replacements hereof, and the legality, validity, and performance of the terms hereof, shall be governed by, and enforced, determined and construed in accordance with, the laws of the State of Nevada applicable to contracts, transactions and obligations entered into and to be performed in such State.

     b. This Agreement contains the entire agreement between the parties. The provisions of this Subscription Agreement may not be modified or waived except in writing.

     c. This Subscription Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of their heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto. The undersigned may not assign any of his rights or interests in and under this Subscription Agreement without the prior written consent of the Protec Industries, Inc., and any attempted assignment without such consent shall be void and without effect.

     d. It is understood that this subscription is offered on a subject top prior sale basis and is not binding on Protec Industries, Inc. until the Company accepts it, which acceptance is at the sole discretion of Company, by executing this Subscription Agreement where indicated.

5. Subscription. The undersigned hereby subscribes for the purchase of common shares of stock of Protec Industries, Inc. and encloses payment in the amount of $ ($8.00 per share) payable "Protec Industries, Inc., Special Account"

                                TYPE  OF  OWNERSHIP

                                ______  Individual

                                ______  Joint Tenants with Right of Survivorship

                                ______  Tenants  in  Common

                                ______  Community  Property

                                ______  Other


Executed  this  ______  day  of________________,  200_,  at  __________________


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Print  Name


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Signature  of  Investor


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Social  Security  or  other  identification  number

If the Investor has indicated that the shares will be held as joint tenants, tenants in common or as community property, please complete the following:


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Print  Name  of  Spouse  or  Other  Investor


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Signature  of  Spouse  or  Other  Investor


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Social  Security  or  other  identification  number
If the Investor is a partnership, corporation or trust, complete the following:

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Name  of  Partnership,  Corporation  or  Trust

                                                            (affix seal, if any)


By:_______________________________________________



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Print  Name  of  Individual  Signing



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Capacity  of  Individual  Signing




Accepted:

Protec Industries,  Inc.


By:_______________________________________________



Title:____________________________________________



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Date  of  Acceptance